As filed with the Securities and Exchange Commission
                       on February 24, 1998

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                                          Registration No. 1-4346



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-A
        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                SALOMON SMITH BARNEY HOLDINGS INC.
      (Exact Name of Registrant as Specified in its Charter)

           Delaware                            22-1660266
    (State of Incorporation                 (I.R.S. Employer
       or Organization)                    Identification no.)


      388 Greenwich Street,
        New York, New York                       10013
      (Address of principal                    (Zip code)
        executive offices)


If this Form relates to the          If this Form relates to the
registration of a class of           registration of a class of
debt securities and is               debt securities and is to
effective upon filing                become effective
pursuant to General                  simultaneously with the
Instruction A(c)(1) please           effectiveness of a
check the following box. |X|         concurrent registration
                                     statement under the
                                     Securities Act of 1933
                                     pursuant to General
                                     Instruction A(c)(2) please
                                     check the following box. |_|


Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class           Name of Each Exchange on Which
   to be so Registered           Each Class is to be Registered
   -------------------           ------------------------------
Equity Linked Notes based        Chicago Board Options Exchange
upon the Dow Jones Industrial
AverageSM Due 2005


Securities to be registered pursuant to Section 12(g) of the Act:

                               None
                         (Title of class)


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



Item 1. Description of Registrant's Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information under the headings "Description of Debt Securities" on pages 7 through 15 of the registrant's Prospectus dated December 1, 1997 (Registration No. 333-38931), as supplemented by the information under the headings "Summary Information--Q&A", "Risk Factors Relating to the Notes," and "Description of the Notes" on pages S-2 through S-5, S-6 through S-9 and S-9 through S-14, respectively, of the registrant's Prospectus Supplement, Subject to Completion, dated February 3, 1998, filed on February 5, 1998, which information is hereby incorporated herein by reference and made part of this application in its entirety.

Item 2. Exhibits.

     99 (A). Prospectus Supplement, Subject to Completion, dated
February 3, 1998, to the Prospectus dated December 1, 1997 (which supplement includes therein the Prospectus dated December 1,
1997).*

     99 (B). Form of Note.

     99 (C). Copy of Senior Debt Indenture between Salomon Smith
Barney Holdings Inc. and The Bank of New York, dated as of
October 27, 1993, as supplemented by a First Supplemental
Indenture, dated as of November 28, 1997.**

     Other securities issued by Salomon Smith Barney Holdings
Inc. are listed on the Chicago Board Options Exchange.




-----------------

* Exhibit 99(A) is incorporated by reference from the Registrant's filing under Section 424(b)(3) dated February
     5, 1998.

** Exhibit 99(C) is incorporated by reference from Exhibit 3 to the Registrant's Current Report on Form 8-K dated October
     27, 1993 and from Exhibit 99.04 to the Registrant's Current
     Report on Form 8-K dated December 9, 1997.

                             SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                               Salomon Smith Barney Holdings Inc.
                               (Registrant)




Date: February 24, 1998        By: /s/ Thomas W. Jasper
                                  -------------------------------
                                   Name: Thomas W. Jasper
                                   Title: Treasurer

                         INDEX TO EXHIBITS

    Exhibit No.                  Exhibit
    -----------                  -------
      99 (A).    Prospectus Supplement, Subject to Completion,
                 dated February 3, 1998, to the Prospectus dated
                 December 1, 1997 (which supplement includes
                 therein the Prospectus dated December 1, 1997).*
      99 (B).    Form of Note.


      99 (C).    Copy of Senior Debt Indenture between Salomon
                 Smith Barney Holdings Inc. and The Bank of New
                 York, dated as of October 27, 1993, as
                 supplemented by a First Supplemental Indenture, dated November 28, 1997.**






-----------------

* Exhibit 99(A) is incorporated by reference from the Registrant's filing under Section 424(b)(3) dated February
     5, 1998.

** Exhibit 99(C) is incorporated by reference from Exhibit 3 to the Registrant's Current Report on Form 8-K dated October
     27, 1993 and from Exhibit 99.04 to the Registrant's Current
     Report on Form 8-K dated December 9, 1997.


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